Patent Registration
(Duplicate)

Patent Number: 941120295
Certificate Number: 43750

I: Patent Registered:
Patented Invention: Spinning Method of Bluish Dogbane Fibre
Patent Holder: Beijing Tenet Jove Technological Development Co., Ltd.
Address of the Patent Holder: Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing
Nationality: China
Patent Co-holder: NA
Designer: Jinghui Chen, Zhaoqi Ma, Shenxiu Zhang
Classification: D01G 9/00
Date of Application: January 25, 1994
Date of Public Announcement: February 17, 1999
Date of Authorization: September 18, 1998

II: Content of Registration
The Patent is valid up to the date of the issuance of this Patent Registration Counterpart

Patent Right Transfer:
Prior Patent Holder: Shanghai Number 9 Cotton Spinning Factory
Address of the Prior Patent Holder: 150 Macao Street, Shanghai
Patent Transferred to: Beijing Tenet Jove Technological Development Co., Ltd.
Address of the Transferee: Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing
Date of Transfer: March 25, 2004
Date of Patent Renewal: November 5, 1999

Termination of Patent Right:
Reasons for Termination: (None)
Date of Termination: January 25, 1999
Date of Registration of the Termination: September 13, 1999
Date of Patent Renewal: November 5, 1999

State Intellectual Property Office of the People's Republic of China
May 9, 2004

Notes:
1. This Patent Registration has two pages excluding the front and back cover.
2. Patent fee has been paid for the period ended on January 25, 2005



专利登记簿副本

专利号：94112C295　　（正 页）　　证书号：43750

I　著录项目

发 明 名 称：　罗布麻纤维混纺的纺纱方法
现 专 利 权 人：北京天益嘉华科技发展有限公司
现专利权人地址：北京市朝阳区建国路88号现代城1号楼1704室
现专利权人国籍：中国
现共同专利权人：
设　计　人：陈景晖 马兆其 张慎修
主 分 类 号：　D01G 9/0J
申　请　日：　1994.01.25　　公 告 日:1999.02.17
授 权 日:1998.09.13

II 登记事项

截止至办理本专利登记簿副本之日，该专利权有效。

专 利 权 转 让

原专利权人及共同专利权人：上海曰新纺织第九厂
原专利权人地址:上海市澳门路150号
变更后专利权人及共同专利权人：北京天益嘉华科技发展有限公司
变更后专利权人地址：北京市朝阳区建国路88号现代城1号楼1704室
专利权转让登记日：2004.03.25

专 利 权 恢 复

专利权恢复登记日：1999.11.05

中华人民共和国国家知识产权局
2004年5月9日

(1)本专利登记簿副本除扉页和封底外，共2页
(2)该专利年费已缴纳至2005年1月25日